[Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission]

SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Agreement”) is entered into on this 14th day of April 2009 (the “Effective Date”), by and among NEOGENOMICS LABORATORIES, INC., a Florida corporation formerly known as NeoGenomics, Inc. (“Borrower”), NEOGENOMICS, INC., a Nevada corporation (“Guarantor”, together with Borrower, each individually a “Credit Party” and collectively, the “Credit Parties”), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as agent for the lender under the Credit Agreement referred to below (“Agent”).

RECITALS

A.          Credit Parties and CapitalSource Finance LLC (together with its successors and assigns, CSF”) have entered into that certain Revolving Credit and Security Agreement, dated as of February 1, 2008 as amended by that certain First Amendment to Revolving Credit and Security Agreement dated November 3, 2008 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B.           Pursuant to Section 15.2 of the Credit Agreement, CSF assigned the Revolving Facility to CapitalSource Bank (“Lender”).

C.           Pursuant to Section 15.12 of the Credit Agreement, Lender has designated Agent as its agent for taking certain actions under the Loan Agreement.

D.           Credit Parties have requested that Agent agree to make certain amendments to the Credit Agreement.  Agent has agreed to this request on the conditions set forth in this Agreement.

E.           Pursuant to the terms and conditions of this Agreement, Credit Parties and Agent have agreed to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I - DEFINITIONS

1.01       Definitions.  The following definition is added to Section 1.2 of the Credit Agreement in the appropriate alphabetical order:

“Second Amendment Date” shall mean April 14, 2009”.

1.02       General Terms.  Capitalized terms used in this Agreement are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II– WAIVER AND CONSENT

2.01        Waiver.

(a)           The following Events of Default have occurred and are continuing under the Credit Agreement:

(i)           the failure of Borrower to comply with the Fixed Charge Coverage Ratio covenant set forth in Section 1 of Annex I to the Loan Agreement for the Test Period ending December 31, 2008;

(ii)          the failure of Borrower to notify Lender of Borrower’s name change to Neogenomics Laboratories, Inc. and to obtain Lender’s prior consent to the related amendment to Borrower’s Articles of Incorporation;

(iii)         the failure of the Credit Parties to obtain Lender’s prior written consent to the amendment of the Guarantor’s By-Laws to allow for a Board of Directors of up to eight members;

(iv)         the failure of the Credit Parties to notify Lender the filing by Borrower of a complaint against Thomas Schofield, a former employee of the Borrower ((i), (ii), (iii) and (iv) collectively hereinafter referred to as the “Specified Events of Default”).

(b)           Subject to the conditions contained herein, Agent hereby waives the Specified Events of Default.  Except as expressly set forth herein with respect to the Specified Events of Default, this letter agreement shall not be deemed to be a waiver of any Default or Events of Default.  The waiver set forth herein shall not preclude the future exercise of any other right, power, or privilege available to Agent or Lender whether under the Credit Agreement, the Loan Documents or otherwise.

2.02       Consent to Alter By-Laws of the Borrower.  Notwithstanding the terms of Section 9.7 of the Credit Agreement to the contrary, Agent consents to the amendment and restatement of the Bylaws of Borrower in the form and substance of the proposed by-laws attached hereto as Exhibit A.

2.03       Consent to Alter By-Laws of the Guarantor.  Notwithstanding the terms of Section 9.7 of the Credit Agreement to the contrary, Agent consents to the amendment and restatement of the Bylaws of Guarantor in the form and substance of the proposed by-laws attached hereto as Exhibit B.

ARTICLE III - AMENDMENTS

3.01       Amendments to Annex I of the Credit Agreement.  Effective as of the Effective Date, Annex I of the Credit Agreement is hereby amended by:

(a)           Deleting Section 3 of Annex I in its entirety and replacing it with the following:

2

3)	Minimum Liquidity

For the period from the Second Amendment Date through and including December 31, 2009, the Minimum Liquidity shall not be less than $500,000.

(b)          deleting the definition of Fixed Charge Coverage Ratio in Annex I in its entirety and replacing it with the following:

“Fixed Charge Coverage Ratio” shall mean for Borrower collectively on a consolidated basis (a) as of any date of determination occurring during the period from the Closing Date through and including the Second Amendment Date the ratio of (i) Adjusted EBITDA for the Test Period ended as of such date to (ii) Fixed charges for the Test Period ended on such date; provided, that, solely for purposes of calculating the Fixed Charge Coverage Ratio for the Test Periods ending January 31, 2009 and February 28, 2009, the amount of Adjusted EBITDA for such Test Periods shall be increased by an amount equal to the sum of (A) $90,000 with respect to recruiting expenses, plus (B) $309,400 with respect to write-offs of bad debt, plus (C) $56,000 with respect to bonus accrual, (b) as of any date of determination occurring during the period after the Second Amendment Date to and including December 31, 2009 the ratio of (i) the sum of Adjusted EBITDA for the Test Period ended as of such date plus an amount equal to the sum of unrestricted cash on hand, unrestricted Cash Equivalents and unused Availability as of the last day of the Test Period ended as of such date, to (ii) Fixed Charges for the Test Period ended as of such date; and (c) as of any date of determination occurring after December 31, 2009, the ratio of (i) Adjusted EBITDA for the Test Period ended as of such date to (ii) Fixed Charges for the Test Period ended as of such date.

(c)          deleting the definition of Fixed Charges in Annex I in its entirety and replacing it with the following:

“Fixed Charges” shall mean, for any period, the sum of the following for Borrower collectively on a consolidated basis for such period:  (a) Total Debt Service, (b) un-financed Capital Expenditures paid in cash, (c) income taxes paid in cash or accrued, and (d) dividends and Distributions paid or accrued or declared (except for Accumulated Distributions from previous Accumulated Distribution Fiscal Quarters); reduced by the amount of any equity contributions received by the Borrower in cash during such period; provided that the amount of such reduction shall not exceed the amount of unfinanced Capital Expenditures paid for by Borrower in cash during such period.

3

3.02       Amendment to Definition of Permitted Indebtedness.  Effective as of the Effective Date, subsection (iii) of the definition of “Permitted Indebtedness” set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred to purchase Goods and secured by purchase money Liens constituting Permitted Liens: (A) in aggregate amount outstanding at any time not to exceed $4,000,000, provided, that,  (1) the debt service for such Indebtedness shall not exceed $1,500,000 for any twelve (12) month period and (2) upon the incurrence of such Indebtedness and after giving effect thereto no Default or Event of Default shall exist and be continuing and (B) in an aggregate amount in excess of $4,000,000, provided, that, (1) ten (10) Business Days prior to the incurrence of such Indebtedness Borrower shall have provided pro forma financial statements along with any other supporting documentation required by Lender evidencing that Borrower would have been in compliance with the financial covenants set forth on Annex 1 hereto for the immediately preceding Test Period (as defined on Annex 1 hereto), if such Indebtedness had been incurred on the first day of such Test Period, (2) prior to the incurrence of such Indebtedness Borrower shall have received Lender’s written confirmation of its agreement with such pro forma financial statements; and (3) upon the incurrence of such Indebtedness and after giving effect thereto no Default or Event of Default shall exist and be continuing,”

3.03       Representation and Warranties Updates.  Effective as of the Effective Date, Article VII of the Credit Agreement is hereby amended by:

(a)          Subsection (iv) of Section 7.5 is hereby deleted and replaced its entirety with the following:

“(iv) a party to any contract with any Affiliate other than as set forth on Schedule 7.5, except for employment agreements, option agreements, confidentiality agreements, non-solicitation/non-competition agreements and other compensation, severance or consulting arrangements with directors or officers in the ordinary course of business that are on terms at least as favorable to such Credit Party as would be the case in an arm’s length transaction between unrelated parties of equal bargaining power and under which payments due from Credit Parties are not more than $500,000 per annum per arrangement.

(b)          Subsection (i) of Section 7.16 is hereby deleted and replaced its entirety with the following:

4

“(i) there are no existing or proposed agreements,  arrangements, understandings or transactions between any Credit Party and any of such Credit Party’s officers, members, managers, directors, stockholders, partners, other interest holders, employees or Affiliates or any members of their respective immediate families, other than employment agreements, option agreements, confidentiality agreements, non-solicitation/non-competition agreements and other compensation, severance or consulting arrangements with directors or officers in the ordinary course of business that are on terms at least as favorable to such Credit Party as would be the case in an arm’s length transaction between unrelated parties of equal bargaining power and under which payments due from Credit Parties are not more than $500,000 per annum per arrangement.”

3.04       Schedules.

The schedules to the Credit Agreement are deleted and replaced in their entirety with the amended and restated schedules attached to this Agreement as Exhibit C.

ARTICLE IV- CONDITIONS PRECEDENT

4.01       Conditions to Effectiveness.  The effectiveness of this Agreement against Lender is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent in its sole discretion, unless specifically waived in writing by Agent:

(a)           Agent shall have received this Agreement duly executed by each party thereto; and

(b)           Agent shall have received the Amendment Fee (as hereinafter defined).

ARTICLE V- RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

5.01       Ratifications.  The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Loan Documents, and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement and the Loan Documents are ratified and confirmed and shall continue in full force and effect.  The Credit Parties hereby ratify and confirm that the Liens granted under the Credit Agreement secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of Lender pursuant to the Loan Documents (as now, hereafter, or from time to time amended).  Credit Parties and Agent agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02       Representations and Warranties.  The Credit Parties hereby represent and warrant to Agent that:

(a)           The representations and warranties made by Borrower (other than those made as of a specific date) contained in the Credit Agreement, as amended hereby, and each Loan Document are true and correct in all material respects (except that, for those representations and warranties already qualified by concepts of materiality, those representations and warranties shall be true and correct in all respects) on and as of the date hereof and as of the date of execution hereof as though made on and as of each such date;

5

(b)           No Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, except for the Specified Events of Default;

(c)           Other than as contemplated hereby, Borrower has not amended its certificate of incorporation or bylaws (or any other equivalent governing agreement or document), as applicable, since the date of the Credit Agreement.

ARTICLE VI- AMENDMENT FEE

6.01       Amendment Fee.  Borrower agrees to pay to Lender $25,000 as an amendment fee (the “Amendment Fee”), which fee shall be due and payable on the date hereof.  Borrower hereby authorizes Agent to charge such fee as an Advance on the date hereof and shall be fully earned by Lender when so charged.

ARTICLE VII- MISCELLANEOUS PROVISIONS

7.01       Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement, or any Loan Document, including, without limitation, any document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the Loan Documents, and no investigation by Agent or Lender or any closing shall affect the representations and warranties or the right of Agent or Lender to rely upon them.

7.02       Reference to Credit Agreement.  Each of the Credit Agreement and the Loan Documents, and any and all Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

7.03       Expenses of Agent or Lender.  As provided in the Credit Agreement, the Credit Parties agree to pay on demand all costs and expenses incurred by each of Agent and Lender in connection with the preparation, negotiation, and execution of this Agreement and the Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent and Lender’s legal counsel, and all costs and expenses incurred by Agent and Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Loan Documents, including, without, limitation, the reasonable costs and fees of Agent and Lender’s legal counsel.

7.04       Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.05       Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of Agent, Lender and Credit Parties and their respective successors and assigns, except that Credit Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent.

6

7.06       Counterparts.  This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

7.07       Effect of Waiver.  No consent or waiver, express or implied, by Agent or Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

7.08       Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

7.09       Applicable Law.  THIS AGREEMENT AND ALL LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE CHOICE OR LAW SET FORTH IN THE CREDIT AGREEMENT.

7.10       Final Agreement.  THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED.  THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE CREDIT PARTIES AND AGENT.

7.11       Release.  EACH CREDIT PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDER.  EACH CREDIT PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT, LENDER, AND ANY OF ITS OR THEIR RESPECTIVE PREDECESSORS, AGENTS, ATTORNEYS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT, LENDER, OR ANY OF ITS RESPECTIVE PREDECESSORS, ATTORNEYS, AGENTS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

7

IN WITNESS WHEREOF, this Agreement has been executed and is effective as of the date first written above.

BORROWER:

NEOGENOMICS LABORATORIES, INC.,
a Florida corporation

By:	/s/Steven C. Jones
Name:	Steven C. Jones
Title:	Chief Financial Officer

GUARANTOR:

NEOGENOMICS, INC., a Nevada corporation

By:	/s/Steven C. Jones
Name:	Steven C. Jones
Title:	Chief Financial Officer

CAPITALSOURCE FINANCE LLC, as Agent

By:	/s/Arturo J. Velez
Name:	Arturo J. Velez
Title:	Authorized Signatory

8

EXHIBIT A
Bylaws of Borrower
[see attached]

AMENDED AND RESTATED

BYLAWS

OF

NEOGENOMICS LABORATORIES, INC.
(a Florida Corporation)

ARTICLE I.  MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meeting.  The annual meeting of the Shareholders of NeoGenomics Laboratories, Inc. (the “Corporation”) shall be held at the time and place designated by the Board of Directors of the Corporation.  The annual meeting shall be held within four months after the close of the Corporation's fiscal year.  The annual meeting of Shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of Shareholders.  Business transacted at the annual meeting shall include the election of Directors of the Corporation.

Section 2.  Special Meetings.  Special meetings of the Shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting.  A meeting requested by Shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the Shareholders requesting the meeting designate a later date.  The call for the meeting shall be issued by the Secretary, unless the President, the Board of Directors, or the Shareholders requesting the meeting shall designate another person to do so.

Section 3.  Place.  Meetings of Shareholders may be held within or without the State of Florida.

Section 4.  Notice.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the Officer or persons calling the meeting to each Shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5.  Notice of Adjourned Meetings.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.  if, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each Shareholder of record on the new record date entitled to vote at such meeting.

Section 6.  Fixing Record Date.  For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board of Directors shall fix in advance a date as the record date for any determination of Shareholders, such date in any case to be not more than sixty days and, in case of a meeting of Shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken.  When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 7.  Voting Record.  The Officers or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each.  The list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and any Shareholder shall be entitled to inspect the list at any time during the usual business hours.  The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder at any time during the meeting.

If the requirements of this section have not been substantially complied with, the meeting on demand of any Shareholder in person or by proxy, shall be adjourned until the requirements are complied with.  If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 8.  Shareholder Quorum and Voting.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders.  When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders unless otherwise provided by law.

After a quorum has been established at a Shareholders' meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of Shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 9.  Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

Treasury shares, shares of stock of the Corporation owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of stock of the Corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his duly authorized attorney-in-fact.

At each election for Directors every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the Officer, agent, or proxy designated by the Bylaws of the corporate Shareholder; or, in the absence of any applicable Bylaw, by such person as the Board of Directors of the corporate Shareholder may designate.  Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate Shareholder.  In the absence of any such designation, or in case of conflicting designation by the corporate Shareholder, the Chairman of the Board, Executive Chairman, the President, any Vice President, the Secretary and the Treasurer of the corporate Shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which a written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 10.  Proxies.  Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting or any Shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the Shareholder or his attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of Shareholders.

If a proxy for the same shares confers authority upon two or more persons and does pot otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 11.  Voting Trusts.  Any number of Shareholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law.  Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a Shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

Section 12.  Shareholders' Agreements.  Two or more Shareholders of the Corporation may enter into an agreement or agreements providing for the exercise of voting rights in the manner provided in the agreement(s) or relating to any phase of the affairs of the Corporation as provided by law.  Nothing therein shall impair the right of the Corporation to treat the Shareholders of record as entitled to vote the shares standing in their names.

Section 13.  Action Without a Meeting.  Any action required to be taken at any annual or special meeting of Shareholders of the Corporation or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Within ten (10) days after first obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing.  The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters rights are provided, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the Florida Statutes provision concerning dissenters rights of Shareholders.

ARTICLE II.  DIRECTORS

Section 1.  Function.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2.  Qualification.  Directors need not be residents of this state or Shareholders of the Corporation.

Section 3.  Compensation.  The Board of Directors shall have authority to fix the compensation of Directors.

Section 4.  Duties of Directors.  A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial.  statements and other financial data, in each case prepared or presented by:

(a)  one or more Officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented,

(b)  counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence, or
(c)  a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.
A Director shall not be considered to be acting in good faith if he has actual knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a Director of the Corporation.

Section 5.  Presumption of Assent.  A Director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6.  Director Conflicts of Interest.  No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are Directors or Officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a)  the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

(b)  the fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c)  the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee or the Shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 7.  Executive and Other Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

(a)  approve or recommend to Shareholders actions or proposals required by law to be approved by Shareholders;

(b)  designate candidates for the office of Director, for purposes of proxy solicitation or otherwise;

(c)  fill vacancies on the Board of Directors or any committee thereof;

(d)  amend the Bylaws;

(e)  authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

(f)  authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors" having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

The Board of Directors, by resolution adopted in accordance with this section, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 8.  Place of Meetings.  Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

Section 9.  Time, Notice and Call of Meetings.  Regular meetings of the Board of Directors shall be held without notice immediately following the annual meeting of Shareholders.  Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director by either personal delivery, telegram, facsimile or email at least two (2) days before the meeting or by notice mailed to the Director at least five days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting.  Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.  Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

Meetings of the Board of Directors may be called by the Chairman of the Board, by the Executive Chairman, the President of the Corporation, or by any two Directors.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 10.  Action Without a Meeting.  Any action required to be taken at a meeting of the Directors of the Corporation, or any action which may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee.  Such consent shall have the same effect as a unanimous vote.

Section 11.  Directors Emeritus.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may, from time to time, designate and appoint one or more persons who have contributed in a significant way to the success of the Corporation and who have previously served as directors of the Corporation or whose terms are expiring and who have not been nominated for reelection to the Board of Directors as “Directors Emeritus”.  Directors Emeritus may be recognized as such in any public announcements, advertisements, brochures and other descriptive material concerning the Corporation and shall be privileged to attend meetings of the Board of Directors and to participate in the consideration and discussion of matters coming before the Board of Directors, but they shall have no official status as directors, their presence at any meeting shall be disregarded for the purpose of determining the presence of a quorum, and they shall have no vote on matters determined by the Board of Directors.  The Board of Directors shall have authority to fix the compensation of Directors Emeritus, including reimbursement for expenses incurred in attending meetings of the Board of Directors.

Section 12.  Size of Board of Directors.  The number of directors shall be determined from time to time by resolution of the Board of Directors, provided the Board of Directors shall consist of at least one member.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

ARTICLE III.  OFFICERS

Section 1.  Officers.  The Officers of the Corporation shall consist of an Executive Chairman, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  Such other Officers and Assistant Officers and agents as-may be deemed necessary may be elected or appointed by the Board of Directors from time to time.  Any two or more offices may be held by the same person.

Section 2.  Authority and Duties.  All Officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3.  Removal of Officers.  Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby.

Any Officer or agent elected by the Shareholders may be removed only by vote of the Shareholders, unless the Shareholders shall have authorized the Directors to remove such officer or agent.

Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the Bylaws shall have expressly reserved such power to the Shareholders.

Removal of any Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an Officer or agent shall not of itself create contract rights.

Section 4.  Compensation.  The compensation of the Executive Chairman, the President, the Secretary, the Treasurer and such other Officers elected or appointed by the Board of Directors shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board.  The fact that an Officer is also a Director shall not preclude such person from receiving compensation as either a Director or Officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation.  The Executive Chairman shall have authority to fix the salaries of all employees of the Corporation other than Officers elected or appointed by the Board of Directors.

ARTICLE IV.  STOCK CERTIFICATES

Section 1.  Issuance.  Every holder of shares in the Corporation shall be entitled to have a certificate, representing all shares to which he is entitled.  No certificate shall be issued for any share until such share is fully paid.

Section 2.  Form.  Certificates representing shares in the Corporation shall be signed by the President or any Vice President and the Secretary or any Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation.  In case any Officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of its issuance.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any Shareholder upon request and without charge a full statement of, such restrictions.

Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 3.  Transfer of Stock.  The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

Section 4.  Lost, Stolen, or Destroyed Certificates.  The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; and (c) satisfies any other reasonable requirements imposed by the Corporation, including bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate.

ARTICLE V.  BOOKS AND RECORDS

Section 1.  Books and Records.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, Board of Directors and committees of Directors.

The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2.  Shareholders' Inspection Rights.  Any person who shall have been a holder of record of ten percent (10%) of the outstanding shares or of voting trust certificates of capital stock therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of Shareholders and to make extracts therefrom.

Section 3.  Financial Information.  Not later than four (4) months after the close of each fiscal year, the Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.  This requirement may be modified by a resolution of the Shareholders not later than four (4) months after the close of each fiscal year.

Upon written request of any Shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such Shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE VI.  DIVIDENDS

The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

(a)  Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the Shareholders receiving the same concurrently with the distribution.

(b)  Dividends may be declared and paid in the Corporation's own treasury shares.

(c)  Dividends may be declared and paid in the Corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(1)  If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2)  If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the Shareholders receiving such dividend concurrently with the payment thereof.

(3)  No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(d)  A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this section.

ARTICLE VII.  CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

NEOGENOMICS LABORATORIES, INC.

ARTICLE VIII.  INDEMNIFICATION

Section 1.  Certain Definitions.  For the purposes of this Section, certain terms and phrases used herein shall have the meanings set forth below:

(a)  The term "enterprise" shall include, but not be limited to, any employee benefit plan.

(b)  An "executive" shall mean any person, including a volunteer, who is or was a director or officer of the Corporation or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

(c)  The term "expenses" shall include, but not be limited to, all costs and expenses (including attorneys' fees and paralegal expenses) paid or incurred by an executive, in, for or related to a proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in a proceeding, including such costs and expenses incurred on appeal.  Such attorneys' fees shall include, but not be limited to (a) attorneys' fees incurred by an executive in any and all judicial or administrative proceedings, including appellate proceedings, arising out of or related to a proceeding; (b) attorneys' fees incurred in order to interpret, analyze or evaluate that person's rights and remedies in a proceeding or under any contracts or obligations which are the subject of such proceeding; and (c) attorneys' fees to negotiate with counsel with any claimants, regardless of whether formal legal action is taken against him.

(d)  The term "liability" shall include, but not be limited to, the obligation to pay a judgment, settlement, penalty or fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding.

(e)  The term "proceeding" shall include, but not be limited to, any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including, but not limited to, an action by or in the right of any corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, whether predicated on foreign, federal, state or local law, to which an executive is a party by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or is now or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

(f)  The phrase "serving at the request of the Corporation" shall include, but not be limited to, any service as a director or officer of the Corporation that imposes duties on such person, including duties related to an employee benefit plan and its participants or beneficiaries.

(g)  The phrase "not opposed to the best interests of the Corporation" describes the actions of a person who acts in good faith and in a manner which he reasonably believes to be in the best interests of the Corporation or the participants and beneficiaries of an employee benefit plan.

Section 2.  Primary Indemnification.  The Corporation shall indemnify to the fullest extent permitted by law, and shall advance expenses therefor, to any executive who was or is a party to a proceeding against any liability incurred in such proceeding, including any appeal thereof, unless a court of competent jurisdiction establishes by judgment or other final adjudication that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the executive had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the executive derived an improper personal benefit; (c) in a case of director, a circumstance under which the liability provisions of Section 607.0834; Florida Statutes, or any successor provision, are applicable; or (d) willful misconduct or conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.  Notwithstanding the failure to satisfy conditions (a) through (d) of this Section, the Corporation shall nevertheless indemnify an executive pursuant to Sections 4 or 5 hereof unless a determination is reasonably and promptly made pursuant to Section 3 hereof that the executive did not meet the applicable standard of conduct set forth in Sections 4 or 5 of this Article.

Section 3.  Determination of Right of Indemnification in Certain Cases.  Any indemnification under Sections 4 or 5 of this Article (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made that the executive did not meet the applicable standard of conduct set forth in Sections 4 or 5 of this Article.  Such determination shall be made by: (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (c) by independent counsel (i) selected by the Board of Directors prescribed in subparagraph (a) or the committee prescribed in subparagraph (b), or (ii) if a quorum of the directors cannot be obtained under subparagraph (a), and the committee cannot be designated under subparagraph (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding, or if no such quorum is attainable, by a majority vote of the shareholders who were not parties to such proceeding.  If the determination of the permissibility of indemnification is made by independent legal counsel as set forth in subparagraph (c) above, the other persons specified in this Section 3 shall evaluate the reasonableness of expenses.

Section 4.  Proceeding Other Than By Or In The Right of The Corporation.  The Corporation shall indemnify any executive who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation) against liability in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 5.  Proceeding By Or In The Right Of The Corporation. The Corporation shall indemnify any executive who was or is' a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 5 in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 6.  Indemnification Against Expenses of Successful Party.  Notwithstanding the other provisions of this Section, to the extent that an executive is successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such executive against all expenses incurred in connection with such defense.

Section 7.  Advancement of Expenses.  Notwithstanding anything in the Corporation's Articles of Incorporation, these bylaws or any agreement to the contrary, if so requested by an executive, the Corporation shall advance (within two (2) business days of such request) any and all expenses relating to a proceeding (an "expense advance"), upon the receipt of a written undertaking by or on behalf of such person to repay such expense advance if a judgment or other final adjudication adverse to such person (as to which all rights of appeal have been exhausted or lapsed) establishes that he, with respect to such proceeding, is not eligible for indemnification under the provisions of this Section.  Expenses incurred by other employees or agents of the Corporation may be paid in advance upon such terms and conditions as the Board of Directors deems appropriate.

Section 8.  Right of Executive to Indemnification Upon Application; Procedures Upon Application.  Any indemnification or advancement of expenses under this Section shall be made promptly upon the written request of the executive, unless, with respect to a request under Section 4 or 5, a determination is reasonably and promptly made under Section 3 of this Article that such executive did not meet the applicable standard of conduct set forth in Section 4 or 5 of this Article.  The right to indemnification or advances as granted by this Section shall be enforceable by the executive in any court of competent jurisdiction, if the claim is improperly denied, in whole or in part, or if no disposition of such claim is made promptly.  The executive's expenses incurred in connection with successfully establishing his right to indemnification or advancement of expenses, in whole or in part, under this Section shall also be indemnified by the Corporation.

Section 9.  Court Ordered Indemnification.  Notwithstanding the failure of the Corporation to provide indemnification due to a failure to satisfy the conditions of Section 2 of this Article, and despite any contrary determination by the Corporation in the specific case under Sections 4 or 5 of this Article, an executive of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction, and such court may order indemnification and advancement of expenses, including expenses incurred in seeking court ordered indemnification or advancement of expenses, if the court determines that:

(a)  The executive is entitled to indemnification or advancement of expenses, or both, under this Section; or

(b)  The executive is fairly and reasonably ;entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met any applicable standards of conduct set forth in this Section.

Section 10.  Partial Indemnity, etc.  If an executive is entitled under any provisions of these Bylaws to indemnification by the Corporation for some or a portion of the expenses, judgments, fines, penalties, excise taxes and amounts paid or to be paid in settlement of a proceeding, but not, however, for all of the total amount therefor, the Corporation shall nevertheless indemnify such person for the portion thereof to which he is entitled.  In connection with any determination by the Board of Directors or arbitration that an executive is not entitled to be indemnified hereunder, the burden shall be on the Corporation to establish that he is not so entitled.

Section 11.  Other Rights and Remedies.  Indemnification and advancement of expenses provided by this Section: (a) shall not be deemed exclusive of any other rights to which an executive seeking indemnification may be entitled under any statute, Bylaw, agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office; (b) shall continue as to a person who has ceased to be an executive; and (c) shall inure to the benefit of the heirs, executors and administrators of such a person.  It is the intent of these Bylaws to provide the maximum indemnification possible under applicable law.  To the extent applicable law or the Articles of Incorporation of the Corporation, as in effect on the date hereof or at any time in the future, permit greater indemnification than is provided for in these Bylaws, the executive shall enjoy by these Bylaws the greater benefits so afforded by such law or provision of the Articles of Incorporation, and these Bylaws and the exceptions to indemnification set forth herein, to the extent applicable, shall be deemed amended without any further action by the Corporation to grant such greater benefits.  All rights to indemnification under this Section shall be deemed to be provided by a contract between the Corporation and the executive who serves in such capacity at any time while these Bylaws and other relevant provisions of the Florida Business Corporation Act and other applicable law, if any, are in effect.  Any repeal or modification thereof shall not affect any rights or obligations then existing.

Section 12.  Insurance.  By resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an executive against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Section.

Section 13.  Certain Reductions in Indemnity.  The Corporation's indemnification of any executive shall be reduced by any amounts which such person may collect as indemnification: (a) under any policy of insurance purchased and maintained on his behalf by the Corporation, or (b) from any other corporation, partnership, joint venture, trust or other enterprise for whom the executive has served at the request of the Corporation.

Section 14.  Notification to Shareholders.  If any expenses or other amounts are paid by way of indemnification other than by court order or action by the Shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to the shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

Section 15.  Constituent Corporations.  For the purposes of this Section, references to the "Corporation" shall include, in addition to any resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any executive of such a constituent corporation shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if its separate existence had contained.

Section 16.  Savings Clause.  If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each executive as to liability with respect to any proceeding, whether internal or external, including a grand jury proceeding or an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, or by any applicable provision of Florida law.

Section 17.  Effective Date.  The provisions of this Section shall be applicable to all proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.

ARTICLE IX.  AMENDMENT

These Bylaws may be repealed or amended, and new Bylaws may be adopted, by either the Board of Directors or the Shareholders, but the Board of Directors may not amend or repeal any Bylaw adopted by Shareholders if the Shareholders specifically provide that such Bylaw is not subject to amendment or repeal by the Directors.

  EXHIBIT B
Bylaws of Guarantor
[see attached]

AMENDED AND RESTATED BYLAWS OF

NEOGENOMICS, INC.,

a Nevada Corporation,

As Amended and Restated March __, 2009

ARTICLE I

STOCKHOLDERS' MEETINGS

Section 1.1  Place of Meetings.

All meetings of the stockholders of NeoGenomics, Inc. (the “Corporation”) shall be held at the Corporation's corporate headquarters, or at any other place, within or without the State of Nevada, or by means of any electronic or other medium of communication, as the Board of Directors of the Corporation (the “Board”) may designate for that purpose from time to time.

Section 1.2  Annual Meetings.

An annual meeting of the stockholders shall be held each year on the date and at the time set by the Board, at which time the stockholders shall elect, by the greatest number of affirmative votes cast, the directors to be elected at the meeting and transact such other business as properly may be brought before the meeting.

Section 1.3  Special Meetings.

Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the Chief Executive Officer or the Board.

Section 1.4  Notice of Meetings.

(a)  Notice of each meeting of stockholders, whether annual or special, shall be given at least ten (10) and not more than sixty (60) days prior to the date thereof by the Secretary or any Assistant Secretary causing to be delivered to each stockholder of record entitled to vote at such meeting a written notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be signed by the Chief Executive Officer, the Secretary or any Assistant Secretary and shall be (a) mailed postage prepaid to a stockholder at the stockholder's address as it appears on the stock books of the Corporation, or (b) delivered to a stockholder by any other method of delivery permitted at such time by Nevada and federal law and by any exchange on which the Corporation's shares shall be listed at such time.  If any stockholder has failed to supply an address or  otherwise specify an alternative method of delivery that is permitted by (b) above, notice shall be deemed to have been given if mailed to the address of the Corporation's corporate headquarters or published at least once in a newspaper having general circulation in the county in which the Corporation's corporate headquarters is located.

(b)  It shall not be necessary to give any notice of the adjournment of any meeting, or the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken; provided, however, that when a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of the original meeting.  The Corporation may transact any business which may have been transacted at the original meeting.

Section 1.5  Consent by Stockholders.

Any action, except the removal of directors, that the stockholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.  The consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 1.6  Quorum.

(a)  The presence in person or by proxy of the persons entitled to vote a majority of the Corporation's voting shares at any meeting constitutes a quorum for the transaction of business. Shares shall not be counted in determining the number of shares represented or required for a quorum or in any vote at a meeting if the voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.

(b)  The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of stockholders leaving less than a quorum.

(c)  In the absence of a quorum, a majority of the shares present in person or by proxy and entitled to vote may adjourn any meeting from time to time until a quorum shall be present in person or by proxy.

Section 1.7  Voting Rights.

(a)  Except as otherwise provided in the Corporation’s Articles of Incorporation (as the same has been or may be amended from time to time, the "Articles"), at each meeting of the stockholders, each stockholder of record of the Corporation shall be entitled to one vote for each share of stock standing in the stockholder's name on the books of the Corporation. Except as otherwise provided by law, the Articles or these Bylaws, if a quorum is present:  (i) directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (ii) action on any matter, other than the election of directors, shall be approved if the majority of votes cast in person or by proxy are in favor of such action.

(b)  The Board may fix a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders.  Such record date shall not precede the date on which the Board adopted the resolution fixing the record date and shall not be more than sixty (60) days or less than ten (10) days prior to the date of such meeting.

Section 1.8  Proxies.

Every stockholder entitled to vote may do so either in person or by written, electronic, telephonic or other proxy executed in accordance with the provisions of Section 78.355 of the Nevada Revised Statutes.

Section 1.9  Manner of Conducting Meetings.

To the extent not in conflict with Nevada law, the Articles or these Bylaws, meetings of stockholders shall be conducted pursuant to such rules as may be adopted by the chairman of such meeting.

Section 1.10.  Nature of Business at Meetings of Stockholders.

(a) No business may be transacted at any special meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), or the Chief Executive Officer or Chairman of the Board or (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), the Chairman of the Board, or the Chief Executive Officer.

(b) No business may be transacted at any annual meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), the Chairman of the Board, or the Chief Executive Officer, or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.10.

(c)  In addition to any other applicable requirements, for business to be properly brought by a stockholder before an annual meeting, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(d)  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the Corporation's corporate headquarters not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

(e)  To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

(f)  No business shall be conducted at the annual meeting, or at any special meeting, of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 1.10. If the chairman of any meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE II
DIRECTORS—MANAGEMENT

Section 2.1  Powers.

Subject to the limitations of Nevada law, the Articles and these Bylaws as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, the Board.

Section 2.2  Number and Qualification; Change in Number

(a)  Subject to Section 2.2(b), the authorized number of directors of this Corporation shall be not less than two nor more than eight (8) , with the exact number to be established from time to time by resolution of the Board. All directors of this Corporation shall be at least twenty-one (21) years of age.

(b)  The Board or the stockholders may increase the number of directors at any time and from time to time; provided, however, that neither the Board nor the stockholders may ever increase the number of directors by more than one during any twelve (12) month period, except upon the affirmative vote of two-thirds (2/3) of the directors, or the affirmative vote of the holders of two-thirds (2/3) of all outstanding shares voting together and not by class. This provision may not be amended except by a like vote.

Section 2.3  Election.

Each director's term of office shall begin immediately after election and shall continue until the next annual stockholders meeting and his successor is duly elected and qualified.  Directors elected by the Board or stockholders to fill a vacancy on the Board shall hold office for the balance of the term to which such director is elected.

Section 2.4.  Vacancies.

(a)  Any vacancies in the Board may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the balance of the term to which such director is elected. The power to fill vacancies may not be delegated to any committee appointed in accordance with these Bylaws.

(b)  The stockholders may at any time elect a director to fill any vacancy not filled by the directors and may elect the additional director(s) at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

(c)  A vacancy or vacancies shall be deemed to exist in case of the death, permanent and total disability, resignation, retirement or removal of any director, if the directors or stockholders increase the authorized number of directors but fail to elect the additional director or directors at a meeting at which such increase is authorized or at an adjournment thereof, or if the stockholders fail at any time to elect the full number of authorized directors.

(d)  If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to immediately elect a successor who shall take office when the resignation shall become effective.

(e)  No reduction of the number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

Section 2.5  Removal of Directors.

Any one or more director(s) may be removed from office, with or without cause, by the affirmative vote of two-thirds of all the outstanding shares voting together and not by class.

Section 2.6  Resignations.

Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Chairman of the Board, Secretary or the Chief Executive Officer. Such resignation shall take effect at the time it specifies, and the acceptance of such resignation shall not be necessary to make it effective.

Section 2.7  Place of Meetings.

(a)  Regular and special meetings of the Board shall be held at the corporate headquarters of the Corporation or at such other place within or without the State of Nevada as may be designated for that purpose by the Board.

(b)  Meetings of the Board may be held in person or by means of any electronic or other medium of communication approved by the Board from time to time.

Section 2.8  Chairman of the Board.  Except as otherwise provided in these bylaws, the Chairman of the Board shall preside at all meetings of the Board of Directors.  The Chairman of the Board may, but need not be an employee of the Corporation.

Section 2.9  Regular Meetings.

(a)  Regular meetings of the Board shall be held at such time and place within or without the State of Nevada as may be agreed upon from time to time by a majority of the Board.

(b)  Notwithstanding the provisions of Section 2.11, no notice need be provided of regular meetings, except that a written notice shall be given to each director of the resolution establishing a regular meeting date or dates, which notice shall set forth the date, time and place of the meeting(s). Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any regular meeting of the Board.

Section 2.10  Special Meetings.

Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or two-thirds (2/3) of the directors. Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any special meeting of the Board.

Section 2.11  Notice; Waiver of Notice.

Notice of each regular Board meeting not previously approved by the Board and each special Board meeting shall be (a) mailed by U.S. mail to each director not later than two (2) days before the day on which the meeting is to be held, (b) sent to each director by overnight delivery service, telex, facsimile transmission, telegram, cablegram, radiogram, e-mail, any other electronic transmission permitted by Nevada law or delivered personally not later than 5:00 p.m. (EST time) on the day before the date of the meeting, or (c) provided to each director by telephone not later than 5:00 p.m. (EST time) on the day before the date of the meeting. Any director who attends a regular or special Board meeting and (x) waives notice by a writing filed with the Secretary, (y) is present thereat and asks that his/her oral consent to the notice be entered into the minutes or (z) takes part in the deliberations thereat without expressly objecting to the notice thereof in writing or by asking that his/her objection be entered into the minutes shall be deemed to have waived notice of the meeting and neither that director nor any other person shall be entitled to challenge the validity of such meeting.

Section 2.12  Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

Section 2.13  Quorum.

A majority of the number of directors as fixed by the Articles or these Bylaws, or by the Board pursuant to the Articles or these Bylaws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided, however, that a minority of the directors, in the absence of a quorum, may adjourn from time to time or fill vacant directorships in accordance with Section 2.4 but may not transact any other business. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of directors, leaving less than a quorum.

Section 2.14  Action by Unanimous Written Consent.

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent in writing thereto. Such written consent shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

Section 2.15  Compensation.

The Board may pay to directors a fixed sum for attendance at each meeting of the Board or of a standing or special committee, a stated retainer for services as a director, a stated fee for serving as a chair of a standing or special committee and such other compensation, including benefits, as the Board or any standing committee thereof shall determine from time to time. Additionally, the directors may be paid their expenses of attendance at each meeting of the Board or of a standing or special committee.

Section 2.16  Transactions Involving Interests of Directors.

In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction or is a party to such contract or transaction; provided, however, that such contract or transaction satisfies Section 78.140 of the Nevada Revised Statutes. Each and every person who is or may become a director of the Corporation hereby is relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way. Any director of the Corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that such director also is a stockholder, director or officer of, or has any interest in, such other person; provided, however, that such director shall disclose any such relationship and/or interest to the Board prior to a vote and/or action.

ARTICLE III
OFFICERS

Section 3.1  Executive Officers.

The Corporation shall have a President, Secretary and a Treasurer.  The officers of the Corporation may also include, without limitation, one or more of each of the following: Chief Executive Officer, Chief Financial Officer, Executive Chairman, Vice Chairman, Chief Corporate Officer, Chief Operating Officer, Chief Medical Officer, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Group and/or Division President. Any person may hold two or more offices. Each officer of the Corporation shall be elected by the Board, may be classified by the Board as an executive officer or a non-executive officer (or as a non-officer) at any time, and shall serve at the pleasure of the Board.

Section 3.2  Intentionally Omitted

Section 3.3  Removal and Resignation; No Right to Continued Employment

(a)  Any executive officer may be removed at any time by the Board, either with or without cause.

(b)  Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect as of the date of the receipt of such notice, or at any later time specified therein; provided, however, that such officer may be removed at any time notwithstanding such resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c)  The fact that an employee has been elected by the Board to serve as an executive officer or appointed to serve as an officer shall not entitle such employee to remain an officer or employee of the Corporation.

Section 3.4  Vacancies.

A vacancy in any office due to death, permanent and total disability, retirement, resignation, removal, disqualification or any other cause may be filled in any manner prescribed in these Bylaws for regular elections or appointments to such office or may not be filled.

Section 3.5  Executive Chairman and Vice Chairman.

The Executive Chairman shall preside, in the absence of the Chief Executive Officer, at all meetings of the stockholders and shall exercise and perform such other powers and duties as from time to time may be assigned by the Board. In the absence of the Executive Chairman and the Chief Executive Officer, a Vice Chairman shall preside at all meetings of the stockholders and exercise and perform such other powers and duties as from time to time may be assigned by the Board. A Vice Chairman need not be a member of the Board.

Section 3.6  Chief Executive Officer.

Subject to the oversight of the Board, the Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board. If not a member of the Board, the Chief Executive Officer shall be an ex officio member of the Executive Committee of the Board and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and such other powers and duties as may be assigned by the Board.

Section 3.7    President.

In the absence or disability of the Chief Executive Officer, the President  shall perform all of the duties of the Chief Executive Officer and when so  acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions which the Chief Executive Officer is authorized to perform by the  Board of Directors or these Bylaws. The President shall have the general powers  and duties usually vested in the office of president of a corporation and such  other powers and duties as may be prescribed by the Board.

Section 3.8  Chief Financial Officer

The Chief Financial Officer shall exercise direction and control of the financial affairs of the Corporation, including the preparation of the Corporation's financial statements. The Chief Financial Officer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation and such other powers and duties as may be assigned by the Board.

Section 3.9  Chief Operating Officer.

Subject to the oversight of the Chief Executive Officer, the Chief Operating Officer shall exercise direction and control over the day-to-day operations of the Corporation. In the case of the death or total and permanent disability of the Chief Executive Officer and the President(s), the Chief Operating Officer or Chief Corporate Officer, in order of rank or seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of the chief operating officer of a corporation and such other powers and duties as from time to time may be assigned to the Chief Operating Officer by the Executive Chairman, the Chief Executive Officer or Board.

Section 3.10  Chief Corporate Officer.

Subject to the oversight of the Chief Executive Officer, the Chief Corporate Officer shall exercise direction and control over the day-to-day corporate functions of the Corporation. In the case of the death or total and permanent disability of the Chief Executive Officer and the President, the Chief Operating Officer or Chief Corporate Officer, in order of rank or seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. The Chief Corporate Officer shall have the general powers and duties of management usually vested in the office of chief corporate officer of a corporation and such other powers and duties as from time to time may be assigned to the Chief Corporate Officer by the Executive Chairman, the Chief Executive Officer or the Board.

Section 3.11 Chief Medical Officer

The Chief Medical Officer shall exercise direction and control of the medical affairs of the Corporation, including the preparation of any medical related regulatory documents and advising on any medical related matters for the Corporation.  The Chief Medical Officer shall have the general powers and duties usually vested in the office of the chief medical officer of a corporation and such other powers and duties as may be assigned by the Executive Chairman, the Chief Executive Officer or the Board.

Section 3.12  Senior Executive Vice President, Executive Vice President, Senior Vice President and Vice President.

In the case of the death or total and permanent disability of the Chief Executive Officer and the President, the Chief Operating Officer and the Chief Corporate Officer, a corporate Senior Executive Vice President, an Executive Vice President, a Group President, in the order of rank and seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. Each such officer shall have the general powers and duties usually vested in such office. Each operating region, division, group or corporate staff function officer shall have the general powers and duties usually vested in such office. Each such officer shall have such other powers and perform such other duties as from time to time may be assigned to them respectively by the Executive Chairman, the Chief Executive Officer or the Board.

Section 3.13  Secretary and Assistant Secretaries.

(a)  The Secretary shall  record and keep, or cause to be kept, all votes and the minutes of all proceedings in a book or books to be kept for that purpose at the corporate headquarters of the Corporation, or at such other place as the Board may from time to time determine; and perform like duties for the Executive and other committees of the Board, when required. In addition, the Secretary shall keep or cause to be kept, at the registered office of the Corporation in the State of Nevada, those documents required to be kept thereat by Section 5.2 of the Bylaws and Section 78.105 of the Nevada Revised Statutes.

(b)  The Secretary shall give, or cause to be given, notice of meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be assigned by the Executive Chairman, the Chief Executive Officer or Board, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it. When required, the seal shall be attested by the Secretary's; the Treasurer's or an Assistant Secretary's signature. The Secretary or an Assistant Secretary hereby is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of this Corporation or to actions duly taken by the Board, the Executive Committee, any other committee of the Board or the stockholders.

(c)  The Assistant Secretary or Secretaries, in the order of their seniority, shall perform the duties and exercise the powers of the Secretary and perform such duties as the Executive Chairman, the Chief Executive Officer or Board of Directors shall prescribe in the case of death or total and permanent disability of the Secretary.

Section 3.14  Treasurer and Assistant Treasurers.

(a)  The Treasurer shall deposit all moneys and other valuables in the name, and to the credit, of the Corporation, with such depositories as may be determined by the Treasurer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or permitted by the Chief Executive Officer or Chief Financial Officer, shall render to the Chief Executive Officer, Chief Financial Officer and directors, whenever they request it, an account of all transactions and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws or by the Executive Chairman or the Chief Executive Officer.

(b)  The Assistant Treasurer or Treasurers, in the order of their seniority, shall perform the duties and exercise the powers of the Treasurer and perform such duties as the Executive Chairman, the Chief Executive Officer or Board of Directors shall prescribe in the case of death or total and permanent disability of the Treasurer.

Section 3.15  Additional Powers, Seniority and Substitution of Officers.

In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board may by resolution from time to time (a) impose or confer upon any of the officers such additional duties and powers as the Board may see fit, (b) determine the order of seniority among the officers, and/or (c) except as otherwise provided above, provide that in the case of death or total and permanent disability of any officer or officers, any other officer or officers shall temporarily or indefinitely assume the duties, powers and authority of the officer or officers who died or became totally and permanently disabled. Any such resolution may be final, subject only to further action by the Board, granting to any of the Chief Executive Officer, President, Executive Chairman or Vice Chairman (or Chairmen) such discretion as the Board deems appropriate to impose or confer additional duties and powers, to determine the order of seniority among officers and/or to provide for substitution of officers as above described.

Section 3.16  Compensation.

The officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof. Unless otherwise determined by the Board, no officer shall be prohibited from receiving any compensation by reason of the fact that such officer also is a director of the Corporation.

Section 3.17  Transaction Involving Interest of an Officer.

In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction, or are themselves parties to such contract or transaction; provided, however, that such contract or transaction complies with Section 78.140 of the Nevada Revised Statutes. Each and every person who is or may become an officer of the Corporation hereby is relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way.

ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES

Section 4.1  Standing Committees.

(a)  The Board may appoint an Executive Committee, an Audit Committee and a Compensation Committee, consisting of such number of members as the Board may designate, consistent with the Articles, these Bylaws and the laws of the State of Nevada.

(b)  The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Corporation, but the Executive Committee shall not have the power to fill vacancies on the Board, to change the membership of or to fill vacancies in the Executive Committee or any other Committee of the Board, to adopt, amend or repeal these Bylaws or to declare dividends or other distributions.

(c)  The Audit Committee shall select and engage, on behalf of the Corporation and subject to the consent of the stockholders, and fix the compensation of, a firm of certified public accountants. It shall be the duty of the firm of certified public accountants, which firm shall report to the Audit Committee, to audit the books and accounts of the Corporation and its consolidated subsidiaries. The Audit Committee shall confer with the auditors to determine, and from time to time shall report to the Board upon, the scope of the auditing of the books and accounts of the Corporation and its consolidated subsidiaries.  If required by Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation's shares shall be listed, the Board shall approve a charter for the Audit Committee and the Audit Committee shall comply with such charter in the performance of its duties.

(d)  The Compensation Committee shall establish a general compensation policy for the Corporation's directors and elected officers and shall have responsibility for approving the compensation of the Corporation's directors, elected officers and any other senior officers determined by the Compensation Committee. The Compensation Committee shall have all of the powers of administration granted to the Compensation Committee under the Corporation's non-qualified employee benefit plans, including any stock incentive plans, long-term incentive plans, bonus plans, retirement plans, deferred compensation plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee shall determine, subject to the provisions of such plans, the directors, officers and employees of the Corporation eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.  The Compensation Committee may delegate any or all of its powers of administration under any or all of the Corporation's non-qualified employee benefit plans to any committee or entity appointed by the Compensation Committee. If required by any Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation's shares shall be listed, the Board shall approve a charter for the Compensation Committee and the Compensation Committee shall comply with such charter in the performance of its duties.

Section 4.2  Other Committees.

Subject to the limitations of the Articles, these Bylaws and the laws of the State of Nevada, or duties not delegable by the Board, any or all of the responsibilities and powers of the Board may be exercised, and the business and affairs of this Corporation may be exercised or controlled by or under the authority of such other committee or committees as may be appointed by the Board, including, without limitation, a Nominating Committee, an Ethics, Quality and Compliance Committee and a Corporate Governance Committee. The responsibilities and/or powers to be exercised by any such committee shall be designated by the Board.

Section 4.3  Procedures.

Meetings and actions of committees shall be governed by, and held in accordance with, the following provisions of Article II of these Bylaws: Section 2.9 (Regular Meetings), Section 2.10 (Special Meetings), Section 2.11 (Notice; Waiver of Notice), Section 2.12 (Notice of Adjournment), Section 2.13 (Quorum) and Section 2.14 (Action by Unanimous Written Consent), with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board.  The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V
CORPORATE RECORDS AND REPORTS—INSPECTION

Section 5.1  Records.

The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its corporate headquarters and/or at other locations within or without the State of Nevada as may be designated by the Board.

Section 5.2  Articles, Bylaws and Stock Ledger.

The Corporation shall maintain and keep the following documents at its registered office in the State of Nevada: (a) a certified copy of the Articles and all amendments thereto; (b) a certified copy of these Bylaws and all amendments thereto; and (c) the Stock Ledger (unless such Stock Ledger is kept by a third party transfer agent).

Section 5.3  Inspection.

    Stockholders of the Corporation may inspect books and records of the Corporation in accordance with Sections 78.105 and 78.257 of the Nevada Revised Statutes.

Section 5.4  Checks, Drafts, Etc.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, shall be signed or endorsed only by such person or persons, and only in such manner, as shall be authorized from time to time by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

ARTICLE VI
OTHER AUTHORIZATIONS

Section 6.1  Execution of Contracts.

Except as otherwise provided in these Bylaws, the Board may authorize any officer or agent of the corporation to enter into and execute any contract, document, agreement or instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or authority, except in the ordinary course of business, to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable for any purpose or in any amount.

Section 6.2  Dividends or Other Distributions

From time to time, the Board may declare, and the Corporation may pay, dividends or other distributions on its outstanding shares in the manner and on the terms and conditions provided by the laws of the State of Nevada and the Articles, subject to any contractual restrictions to which the Corporation is then subject.

ARTICLE VII
SHARES AND TRANSFER OF SHARES

Section 7.1  Shares.

(a)  The shares of the capital stock of the Corporation may be represented by certificates or uncertificated. Each registered holder of shares of capital stock, upon written request to the Secretary of the Corporation, shall be provided with a stock certificate representing the number of shares owned by such holder.

(b)  Certificates for shares shall be in such form as the Board may designate and shall be numbered and registered as they are issued. Each shall state the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to rights of redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any, or, alternatively, a statement that certificates specifying such matters may be obtained from the Secretary of the Corporation.

(c)  Every certificate for shares must be signed by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary, or must be authenticated by facsimiles of the signatures of the Chief Executive Officer or the President and the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

(d)  Even though an officer who signed, or whose facsimile signature has been written, printed, or stamped on a certificate for shares ceases, by death, resignation, retirement or otherwise, to be an officer of the Corporation before the certificate is delivered by the Corporation, the certificate shall be as valid as though signed by a duly elected, qualified and authorized officer if it is countersigned by the signature or facsimile signature of a transfer clerk or transfer agent and registered by an incorporated bank or trust company, as registrar of transfers.

(e)  Even though a person whose facsimile signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for shares ceases, by death, resignation, or otherwise, to be a person authorized to so sign such certificate before the certificate is delivered by the Corporation, the certificate shall be deemed countersigned by the facsimile signature of a transfer agent or transfer clerk for purposes of meeting the requirements of this section.

Section 7.2  Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate, if requested by the transferee, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.3  Lost or Destroyed Certificates.

The Board may direct, or may authorize the Secretary to direct, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the Secretary's receipt of an affidavit of that fact by the person requesting the replacement certificate for shares so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board or Secretary may, in its or the Secretary's discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 7.4  Transfer Agents and Registrars.

The Board, the Chief Executive Officer, the Chief Financial Officer or the Secretary may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, an incorporated bank or trust company or any other person or entity, either domestic or foreign.

Section 7.5  Fixing Record Date for Dividends, Etc.

The Board may fix a time, not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and, in such case, only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

Section 7.6  Record Ownership.

The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation's stock to receive dividends or other distributions and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII
AMENDMENTS TO BYLAWS

Section 8.1  By Stockholders.

New or restated bylaws may be adopted, or these Bylaws may be repealed, amended and/or restated, at any meeting of the stockholders, by the affirmative vote of the holders of a majority of all outstanding shares voting together and not by class, except amendment of Section 2.5 shall require the approval of two-thirds (2/3) of all outstanding shares voting together (unless the Certificate of Designation of any preferred stock of the Corporation requires the affirmative vote of such holders of preferred stock).

Section 8.2  By Directors.

Subject to the right of the stockholders to adopt, amend and/or restate or repeal these Bylaws, as provided in Section 8.1, the Board may adopt, amend, or repeal any of these Bylaws, except amendment of Section 2.5 shall require the approval of two-thirds (2/3) of all outstanding shares voting together (unless the Certificate of Designation of any preferred stock of the Corporation requires the affirmative vote of such holders of preferred stock) by the affirmative vote of two-thirds of the directors.  This power may not be delegated to any committee appointed in accordance with these Bylaws.

Section 8.3  Record of Amendments.

Whenever an amendment or a new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written assent was filed, shall be stated in said book.

ARTICLE IX
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 9.1  Indemnification in Actions, Suits or Proceedings other than those by or in the Right of the Corporation.

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Corporation) (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding (collectively, "Costs"). The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person's conduct was unlawful.

Section 9.2   Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against Costs incurred by such person in connection with the defense or settlement of such action or suit.  Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 9.3  Indemnification by a Court.

If a claim under Sections 9.1 or 9.2 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for Costs incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because such claimant has met such standard of conduct, nor an actual determination by the Corporation (including the Board, independent legal counsel, or the stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 9.4  Expenses Payable in Advance.

The Corporation shall pay the Costs incurred by any person entitled to indemnification in defending a Proceeding as such Costs are incurred and in advance of the final disposition of a Proceeding; provided, however, that the Corporation shall pay the Costs of such person only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

Section 9.5  Nonexclusivity of Indemnification and Advancement of Expenses.

The right to indemnification and advancement of Costs authorized in this Article IX or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person's official capacity or an action in another capacity while holding such person's office, except that indemnification, unless ordered by a court pursuant to Nevada law or the advancement of expenses made pursuant to Section 9.4, may not be made to or on behalf of any director or officer if a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 9.6  Insurance.

The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with Section 78.752 of the Nevada Revised Statutes.

Section 9.7  Certain Definitions.

(a)  For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)  For purposes of this Article IX, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

(c)  For purposes of this Article IX, references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;

(d)  For purposes of this Article IX, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

(e)  For purposes of this Article IX, the term "Board" shall mean the Board of the Corporation or, to the extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, its Executive Committee. On vote of the Board, the Corporation may assent to the adoption of Article IX by any subsidiary, whether or not wholly owned.

Section 9.8  Indemnification of Witnesses.

To the extent that any director, officer, employee, or agent of the Corporation is by reason of such position, or a position held with another entity at the request of the Corporation, a witness in any action, suit or proceeding, such person shall be indemnified against all Costs actually and reasonably incurred by such person or on such person's behalf in connection therewith.

Section 9.9  Indemnification Agreements.

The Corporation may enter into agreements with any director, officer, employee, or agent of the Corporation providing for indemnification to the full extent permitted by Nevada law.

Section 9.10  Actions Prior to Adoption of Article IX.

The rights provided by this Article IX shall be available whether or not the claim asserted against the director, officer, employee, or agent is based on matters which antedate the adoption of this Article IX.

Section 9.11  Severability.

If any provision Article IX shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.

ARTICLE X
CORPORATE SEAL

The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word "Nevada".

ARTICLE XI
INTERPRETATION

Reference in these Bylaws to any provision of Nevada law or the Nevada Revised Statutes shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court.

EXHIBIT C
Schedules
[see attached]

EXHIBIT C

AMENDED AND RESTATED SCHEDULES

Schedule 1.2
Accounts Payable Over 120 Days That Are Permitted Indebtedness:

 Aspen Capital Advisors not to exceed $65,000
K&L Gates, LLP not to exceed $500,000
Path Labs of Fort Myers not to exceed $80,000
HCSS, LLC dba Bridge Labs not to exceed $40,000

Schedule 2.3	Borrower’s Operating Account for Disbursements

Bank Name:	[***]
ABA #:	[***]
City/State:	[***]
Account #:	[***]
Account Name:	[***]

Schedule 5.3B	Third-Party Contracts With Payor’s Representing at Least 5% of Cash Receipts Medicare United Healthcare

Schedule 7.3
Subsidiaries of NeoGenomics, Inc., a Nevada Corporation (Holding Company)

  NeoGenomics Laboratories, Inc., a Florida Corporation

Subsidiaries of NeoGenomics Laboratories, Inc., a Florida Corporation (Operating Company)

  None

Capitalization of NeoGenomics, Inc, a Nevada Corporation

Common Shares Authorized:	100,000,000
Common Stock Outstanding (as of 3/31/09):	33,056,021

Preferred Stock Authorized:	10,000,000
Preferred Stock Outstanding (as of 3/31/09):	None

Warrants Outstanding (as of 3/31/09):	6,542,755
Options Outstanding (as of 12/31/08):	3,724,422

This Schedule 7.3 dealing with the Capitalization of the Guarantor shall be deemed to be automatically updated by any disclosures which appear in the Guarantor’s public filings with the Securities and Exchange Commission.

Capitalization of NeoGenomics Laboratories, Inc, a Florida Corporation

  Common Shares Authorized:               100
Common Sock Outstanding:                 100

[***] Information redacted pursuant to a confidential treatment request. An unredacted version of this Agreement has been filed separately with the Securities and Exchange Commission.

1

Board of Directors of NeoGenomics, Inc, a Nevada Corporation

Michael T. Dent, M.D.                              George G. O’Leary
Robert P. Gasparini                                   Peter M. Peterson
Marvin E. Jaffe, M.D.                               William J. Robison
Steven C. Jones                                         Douglas M. VanOort

Board of Directors of NeoGenomics Laboratories, Inc, a Florida Corporation

  Douglas M. VanOort
Michael T. Dent, M.D.
Robert P. Gasparini

Schedule 7.4A
Locations of Leased Properties

  12701 Commonwealth Drive, Suites 1-9
Fort Myers, FL 33913

618 Grassmere Park Drive, Suite 20
Nashville, TN  37211

6 Morgan Street, Suite 150
Irvine, CA 92618

9548 Topanga Canyon Blvd.
Chatsworth, CA  91311

Schedule 7.4B	Deposit Accounts of NeoGenomics, Inc., a Nevada Company (Holding Company)

Bank	Account #	Description
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Deposit Accounts of NeoGenomics Laboratories, Inc., a FL Company (Operating Subsidiary)

Bank	Account #	Description
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***] Information redacted pursuant to a confidential treatment request. An unredacted version of this Agreement has been filed separately with the Securities and Exchange Commission.

2

Schedule 7.5
Affiliate Contracts

HCSS, LLC

On March 11, 2005, NeoGenomics entered into an agreement with HCSS, LLC and eTelenext, Inc. to enable NeoGenomics to use eTelenext, Inc’s laboratory information system (LIS).  HCSS, LLC is a holding company created to build a small laboratory network for the 50 small commercial genetics laboratories in the United States.  HCSS, LLC is owned 66.7% by Dr. Michael T. Dent, our Chairman.  By becoming the first customer of HCSS in the small laboratory network, the Company saved approximately $152,000 in up front licensing fees.  Under the terms of the agreement, the Company paid $22,500 over three months to customize this software and pays an annual membership fee of $6,000 per year and monthly transaction fees of between $2.50 - $10.00 per completed test, depending on the volume of tests performed.  As of December, 2007, the Company was incurring approximately $8,000 - $10,000/month in fees.  The eTelenext system is an elaborate LIS that is in use at many larger labs.  By utilizing the eTelenext system, the Company has vastly increased the productivity of its technologists.

Certain Consulting Agreements with Board Members

The Company has consulting arrangements with two members of its Board of Directors, Mr. Steven Jones and Mr. George O’Leary, to provide various consulting services.  Although there are no written agreements, per se, each of these arrangements has been approved by the Company’s Board of Directors.  Mr. Jones receives approximately $150/hour and is paid through Aspen Capital Advisors.  Mr. O’leary receives approximately $1,000/day and is paid through SKS Consulting.  The maximum amounts payable by the Company under the consulting agreements referenced in this paragraph will not exceed $500,000 per fiscal year.

Certain Leasing Arrangements with Gulf Pointe Capital, LLC

On September 30, 2008, the Borrower entered into a Master Lease Agreement (the “Master Lease”) with Gulfpointe Capital, LLC which allows the Borrower to obtain operating lease capital from time to time.  Three members of the Guarantor’s Board of Directors Steven Jones, Peter Petersen and Marvin Jaffe, are affiliated with Gulfpointe Capital, LLC.  On September 30, 2008, the Borrower also entered into the first lease schedule under the Master Lease Agreement which provided for a sale leaseback on approximately $130,000 of used laboratory equipment (“Lease Schedule #1”).  This sale/leaseback transaction was entered into after it was determined that Leasing Technologies International Inc., the Borrower’s primary source of operating lease funds, was unable to consummate this transaction under their lease line with the Borrower.  Messrs Jones, Peterson and Jaffe recused themselves from all aspects of both sides of this transaction.  The lease has a 30 month term and a lease rate factor of 0.039683/month, which equates to monthly payments of $5,154.88 during the term.  Gulfpointe Capital LLC (“Gulfpointe”) also received warrants to purchase 32,475 shares of the Guarantor’s common stock with an exercise price of $1.08/share and a five year term.  At the end of the term, the Borrower’s options are as follows:

a.)    Purchase not less than all of the equipment for its then fair market value not to exceed 15% of the original equipment cost.
b.)    Extend the lease term for a minimum of six months.
c.)    Return not less than all the equipment at the conclusion of the lease term.

3

On February 9, 2009, the Borrower entered into a second schedule under the Master Lease for the sale leaseback and purchase of approximately $118,000 of used laboratory equipment (“Lease Schedule #2”). This sale/leaseback transaction was entered into after it was determined that Leasing Technologies International Inc., the Borrower’s primary source of operating lease funds, was unable to consummate this transaction under their lease line with the Borrower.  Messrs. Jones, Peterson and Jaffe recused themselves from all aspects of both sides of this transaction.  The lease has a 30 month term at the same lease rate factor per month as Lease Schedule #1, which equates to monthly payments of $4,690.41 during the term.  As part of Lease Schedule #2, on February 9, 2009, the Guarantor and Gulfpointe terminated their original warrant agreement, dated September 30, 2008, and replaced it with a new warrant to purchase 83,333 shares of the Guarantor’s common stock.  Such new warrant has a five year term and an exercise price of $0.75/share.  The Borrower’s options at the end of the term of Lease Schedule #2 are the same as for Lease Schedule #1.

Certain Stock and Warrant Agreements with Douglas M. VanOort

On March 16, 2009, the Guarantor entered into a subscription agreement with the Douglas M. VanOort Living Trust for the purchase of 625,000 shares of common stock at a purchase price of $0.80/share, which resulted in gross proceeds to the Guarantor of $500,000.  Also on March 16, 2009, the Guarantor entered into a warrant agreement with Douglas M. VanOort granting him the rights to purchase 625,000 shares of common stock at a purchase price of $1.05/share.  Such warrant has a five year term and is subject to certain vesting requirements specified in the warrant.

Schedule 7.6
Litigation

US Labs

On October 26, 2006, US Labs filed a complaint in the Superior Court of the State of California for the County of Los Angeles (entitled Accupath Diagnostics Laboratories, Inc. v. NeoGenomics, Inc., et al., Case No. BC 360985) (the “Lawsuit”) against the Company and Robert Gasparini, as an individual, and certain other employees and non-employees of NeoGenomics (the “Defendants”) with respect to claims arising from discussions with current and former employees of US Labs.  On March 18, 2008, we reached a preliminary agreement to settle US Labs’ claims, and in accordance with SFAS No. 5, Accounting For Contingencies, as of December 31, 2007 we accrued a $375,000 loss contingency, which consisted of $250,000 to provide for the Company’s expected share of this settlement, and $125,000 to provide for the Company’s share of the estimated legal fees.

On April 23, 2008, the Company and US Labs entered into the Settlement Agreement; whereby, both parties agreed to settle and resolve all claims asserted in and arising out of the aforementioned lawsuit. Pursuant to the Settlement Agreement, the Defendants are required to pay $500,000 to US Labs, of which $250,000 was paid on May 1, 2008 with funds from the Company’s insurance carrier and the remaining $250,000 will be paid by the Company on the last day of each month in equal installments of $31,250 commencing on May 31, 2008.  Under the terms of the Settlement Agreement, there are certain provisions agreed to in the event of default.  As of March 31, 2009, there were no remaining payments due under the Settlement Agreement.

4

FCCI Commercial Insurance Company

A civil lawsuit is currently pending between the Company and its liability insurer, FCCI Commercial Insurance Company ("FCCI") in the 20th Judicial Circuit Court in and for Lee County, Florida (Case No. 07-CA-017150).  FCCI filed the suit on December 12, 2007 in response to the Company's demands for insurance benefits with respect to an underlying action involving US Labs (a settlement agreement has since been reached in the underlying action, and thus that case has now concluded).  Specifically, the Company maintains that the underlying plaintiff's allegations triggered the subject insurance policy's personal and advertising injury coverage.  In the lawsuit, FCCI seeks a court judgment that it owes no obligation to the Company regarding the underlying action (FCCI does not seek monetary damages).  The Company has counterclaimed against FCCI for breach of the subject insurance policy, and seeks recovery of defense costs incurred in the underlying matter, amounts paid in settlement thereof, and fees and expenses incurred in litigating with FCCI.  The court recently denied a motion by FCCI for judgment on the pleadings, and the parties are proceeding with discovery.  We intend to aggressively pursue all remedies in this matter and believe that the courts will ultimately find that FCCI had a duty to provide coverage in the US Labs litigation.

Dr. Peter Kohn

In October 2004, Dr. Peter Kohn resigned as Lab Director of NeoGenomics. His employment contract with the Company ended September 30, 2004 and was not renewed. There was communication between Mr. Thomas White, former CEO and Dr. Kohn in October regarding health coverage and unused vacation time. In November 2004, the company received correspondence from Terry and Frazier, LLP, Dr. Kohn’s attorney relating to health care coverage, unused vacation time and business expenses related to November 2004. Mr. White responded that the Company would use the unpaid vacation time to cover Dr. Kohn’s health insurance until the issue is resolved and that the business expenses fell outside the contract terms and therefore would not be reimbursed. Dr. Kohn’s contract stipulated that this agreement superseded all prior agreements and therefore prior claims related to prior agreements were resolved with the signing of the most recent agreement. The Company believes that it has a strong documented case relating to its position regarding Dr. Kohn’s claims which would hold up in any court proceeding.  However, in the event that the Company is found to be liable for some or all of Dr. Kohn’s claims, the amounts in question would not be material to the ongoing operations of the Company.  The Company booked accrued severance expense of $12,352 to cover Dr. Kohn’s unused vacation pay up to the date of his termination and paid approximately $400/month to cover his health insurance against this accrual until June of 2007 when the Company was notified that Dr. Kohn had gotten insurance elsewhere.

On January 12, 2005, the Company received a complaint filed in the Circuit Court for Seminole County, Florida by its former Laboratory Director, Dr. Peter Kohn.  The complaint alleged that the Company owed Dr. Kohn approximately $22,000 in back vacation pay and other unspecified damages.  The Company believes that it owes Dr. Kohn no more than approximately $12,352, of which it has already paid substantially all of this by virtue of the Company continuing to pay Dr. Kohn’s health insurance premiums.

On March 5, 2007, the Company received an amended complaint filed in the Circuit Court for Seminole County, Florida by Dr. Kohn.  The complaint alleges the following (a) that Dr. Kohn is owed $12,600 for 22 unused vacation days and 4 unused sick days resulting from his first contract from Oct 2002 to Sept 2003; (b) that Dr. Kohn is owed $14,054 for 25 unused vacation days and four unused sick days (at a rate of $484.64/day), (c) that Dr. Kohn is owed $10,664 for thirty days of notice time from Oct 7, 2004 to Nov 5, 2004 and $917 for rent reimbursement and $442 for meal and auto expense, and (d) that Dr. Kohn is entitled to recoup legal fees.

5

The Company believes that all of Dr. Kohn’s claims related to the first contract (see (a) above) are unenforceable since the second contract clearly stated that it superseded all prior claims.  With respect to Dr. Kohn’s claims in paragraph (b) above, the Company has acknowledged that it owed Dr. Kohn $12,352 as of the date of termination for 25 days of unused vacation time and has been using this money to pay his insurance premiums.  The Company further believes that Dr. Kohn’s claims from (c) above are without merit, since the contract had already lapsed on Sept 30, 2004 and the Company received an email message from Dr. Kohn saying that he had resigned.  Thus, either of the above reasons would have obviated the need for 30 days notice.   Similarly, the Company does not believe that Dr. Kohn is entitled to attorneys fees.

In March 2007, the Company filed a motion to dismiss most of the third amended complaint, except for the count dealing with the unused vacation pay from the second contract (count b above), which the Company has acknowledged that it owed to Dr. Kohn.  On May 1, 2007, the judged dismissed two of the four counts that the Company had requested be dismissed.  On June 13, 2007, the Company filed its answer to Dr. Kohn’s remaining claims and the both sides are currently engaged in discovery.  There has been no meaningful activity on this case since the summer of 2007, and no trial has been set for the remaining matters.  Should Dr. Kohn continue to pursue this action, the Company intends to vigorously pursue its defense of this matter, and even if the Company were found liable for Dr. Kohn’s claims, the Company does not believe the amounts in question would be material to the ongoing operations of the Company.

Thomas Schofield

On January 16, 2009, the Borrower initiated litigation against Thomas Schofield, who had served as the Borrower’s Director of Operations from June 2005 until his resignation in late December 2008.  The suit, which was filed in the Circuit Court for the Twentieth Judicial District in and for Lee County Florida (the “Court”), sought the enforcement of Mr. Schofield’s Confidentiality, Non-Solicitation and Non-Competition Agreement.  An emergency trial was held on January 28, 2009 in Fort Myers, FL.  At such trial the judge affirmed in part and denied in part the Borrower’s request for a preliminary injunction against Mr. Schofield and his new employer, Laboratory Corporation of America (Lab Corp.).  On April 2, 2009, the Court issued a written ruling with the specific injunction.  The injunction enjoins Mr. Schofield from working in any management capacity other than as Director of  Logistics for Lab Corp within 1,000 miles of the Borrower’s main headquarter facility in Fort Myers.  The order also enjoins Mr. Schofield from soliciting any of the Borrowers customers either individually or in concert with Lab Corp.

Other Litigation in the Normal Course of Business

The Credit Parties are also subject to legal proceedings, claims and litigation arising in the ordinary course of business where (a) the amount in controversy does not exceed $50,000 and (b) no injuctive relief is being sought by the parties.  We do not expect the ultimate costs to resolve these matters to have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Schedule 7.11	Intellectual Property The Company has received a registered trademark for the name “NeoGenomics” for use in the business in which it currently operates and related businesses.

6

Schedule 7.15A	Existing Indebtedness, Investments, Guarantees and Certain Contracts

Existing Indebtedness of Guarantor

None

Existing Indebtedness and Contracts for Indebtedness by Borrower

	Lessor (Capitalized Leases)	Asset Description	Amount of lease	Start Date	Term	Term Date	Payment

1	US Express Lease	Computer Equipment	$11,204	Mar-07	36	Mar-10	$413
2	Balboa Capital	Furniture & fixtures	19,820	Apr-07	60	Mar-12	441
3	VAR 222707 - PC Connections	Computer Equipment	6,245	Feb-07	36	Jan-10	372
4	VAR res 13107 - PC Connections	Computer Equipment	3,554	Feb-07	36	Jan-10	299
5	California Beckman	Cytomics PC 500	136,118	Mar-07	60	Feb-12	2,792
6	Baytree	BMC Software/customer svc	15,783	Mar-07	36	Mar-10	552
7	Royal bank of america	Abbott molecular Thermobrite	80,936	Feb-07	48	Jan-11	2,289
8	Beckman Coulter Lease	Flow Cytometer	125,064	Apr-06	60	Mar-11	2,691
9	Marlin Lease	Ikonisys comupter support equip	48,230	Sep-06	60	Aug-11	1,201
10	B of A Lease	Computer hardware & servers	98,405	Sep-06	60	Aug-11	2,366
11	AEL Lease	IkoniScope	100,170	Sep-06	60	Aug-11	2,316
12	GE Capital Corp	IkoniScope	100,170	Sep-06	60	Aug-11	2,105
13	Beckman Coulter	Coulter Hematology Analyzer	18,375	Nov-06	60	Oct-11	761
14	Bank of America	Computer hardware & servers	8,954	Nov-06	60	Oct-11	228
15	Royal Bank (BMT) 24K Lease	Computer hardware & servers	23,494	Dec-06	48	Nov-10	718
16	Royal Bank (BMT) 18K Lease	Computer hardware & servers	17,661	Dec-06	48	Nov-10	549
17	Toshiba Lease	Phone system	42,784	Jan-07	60	Dec-11	998
18	Key Equipment	Genetic imaging system	124,820	Aug-07	60	Jul-12	3,090
19	Great America	Genetic imaging system	55,920	Aug-07	60	Jul-12	1,392
20	Bank of America	Seacoast billing software	74,788	Sep-07	36	Aug-10	3,125
21	Think Leasing/H&IT Capital	Ikoniscope, Great Plains s/w, etc.	292,993	Jan-08	60	Jan-13	6,534
			$1,405,489				$35,234

Investments Held by Guarantor

$200,000 Convertible Note Receivable from Power3 Medical Products, Inc.

Investments Held by Subsidiary

None

Schedule 7.15B	Indebtedness with a Maturity Date During the Term – See Schedule 7.15A

Schedule 7.16	Other Agreements - See Schedule 7.5

Schedule 7.17	Insurance

7

Commercial Insurance Schedule
	Broker / Agent	Carrier (Ins. Co)	Type	Policy Number	Limit	Effective Date	Expiration Date	Note:
1	Gulfshore Insurance	Admiral Insurance Co.	Professional Liability	E000000559302	$1 mil / $3 mil	10/9/2007	10/9/2008	All Locations
2	Gulfshore Insurance	Travelers Indemnity Co. of CT	Workers' Comp	IACRUB-4649C88-4-07	EL-$500,000	5/4/2007	5/4/2008	All Locations
3	N/A	Brickstreet Mutual Ins. Co	WV Workers Comp	WC10203816-01	EL-$500,000	2/19/2007	2/19/2008	WV Stae Ins. Co.
4	Lott & Gaylor	FCCI - FL	Commercial Property	CP0003390-1	$1.7 mil	4/15/2007	4/15/2008	FL only
5	Lott & Gaylor	FCCI - FL	General Liability	GL00052821-1	$1 mil / $2 mil	4/15/2007	4/15/2008	FL only
6	Lott & Gaylor	FCCI - FL	Crime	CR0000676-1	$50,000	4/15/2007	4/15/2008	FL Admin only
7	Lott & Gaylor	FCCI - TN	commercial Property	CPP0006352-2	$225,841	5/31/2007	5/31/2008	TN Only
8	Lott & Gaylor	FCCI - TN	commercial liability	CPP0006352-2	$1 mil / $2 mil	5/31/2007	5/31/2008	TN Only
9	Gulfshore Insurance	Mount Vernon Ins.	commercial Property	CF2166377	$593,000	9/21/2007	9/21/2008	CA Only
10	Gulfshore Insurance	Admiral Insurance Co.	commercial liability	CA00001186101	$1 mil / $2 mil	9/21/2007	9/21/2008	CA Only
11	Lott & Gaylor	FCCI - Ins. Co.	Umbrella	UMB0005093-1	$1 mil in excess of primary	4/15/2007	4/15/2008	FL/TN
12	Gulfshore Insurance	Mt. Hawley Ins. Co.	Umbrella	MXL0365587	$3 mil excess of underlying	8/10/2007	4/15/2008	All States
13	Gulfshore Insurance	Travelers Indemnity Co.	Auto	BA4547L23A	$1,000,000	6/28/2007	6/28/2008	All States/Any Auto
14	Lott & Gaylor	American Home Assurance Co.	Executive D&O	108-55-03	$2 mil single limit	6/15/2007	6/15/2008	All States

Schedule 7.18A	Borrower’s Names NeoGenomics Laboratories, Inc. NeoGenomics Laboratories

Schedule 7.18B
Chief Executive Offices and Other Places of Business

 Chief Executive Offices
12701 Commonwealth Drive, Suites 1-9
Fort Myers, FL 33913

 Other Places of Business
618 Grassmere Park Drive, Suite 20
Nashville, TN  37211

6 Morgan Street, Suite 150
Irvine, CA 92618

9548 Topanga Canyon Blvd.
Chatsworth, CA  91311

Schedule 8.8	Post-Closing Matters

Schedule 9.2	Permitted Indebtedness All Capital Leases listed in Schedule 7.15A

Schedule 9.3	Permitted Liens Purchase Money on all Equipment financed through the Capital Leases listed on Schedule 7.15A

8

Schedule 9.4	New Facilities As of the closing, the Company intends to open up satellite offices at the following locations or comparable locations in the same general vicinity: [***] [***] [***]

[***] Information redacted pursuant to a confidential treatment request. An unredacted version of this Agreement has been filed separately with the Securities and Exchange Commission.

9